Exhibit 10.15

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Execution Version

May 5, 2021

Ford Motor Company

American Road

Dearborn, Michigan 48121

Re:    Series B Preferred Stock Financing Letter Agreement

Ladies and Gentlemen:

In connection with the proposed sale and issuance of shares of Series B Preferred Stock (the “Financing”) of Solid Power, Inc., a Colorado corporation (the “Company”, “Solid Power” or “SP”), to Ford Motor Company, a Delaware corporation (“Ford”), pursuant to the terms and conditions of a Series B Preferred Stock Purchase Agreement, dated of even date herewith (the “Effective Date”), by and among the Company, Ford and certain other investors party thereto (the “Purchase Agreement”), the Company and Ford hereby agree that, contemporaneous with the Initial Closing, Ford shall be entitled to the following contractual rights, in addition to any other rights specifically provided to Ford in connection with the Financing pursuant to and in accordance with the Purchase Agreement and the other agreements entered into in connection therewith. Capitalized terms used but not otherwise defined in this letter agreement (this “Agreement”) shall have the meanings ascribed to such terms set forth in the Purchase Agreement.

For the purposes of this Agreement:

“Affiliate” means any Person controlled by, controlling or under common control with the Company or Ford. For purposes of this definition, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by law, ownership of securities, contractual, or otherwise; and the terms “controlling” and “controlled” shall have the meanings correlative to the foregoing.

“Nomination Right Sunset Date” means the earlier to occur of [* * *], or the occurrence of a Deemed Liquidation Event (as defined in the Company’s Articles of Incorporation) following a Public Company Event.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, unincorporated organization, trust, association or other entity.

“Public Company Event” means (i) a business combination between the Company and a special purpose acquisition company that is registered under the Securities Act of 1933, whose assets

500 S. Arthur Ave, Suite 300 • Louisville, CO 80027 • ww.solidpowerbattery.com

Solid Power Company Confidential

consist solely of cash and cash equivalents and formed for the purpose of acquiring an operating business, or (ii) the closing of the sale of the Company’s securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with the firm commitment underwritten offering of its securities to the general public.

1.    Industrialization Agreement. The Company shall use best efforts according to the schedule provided in Attachment A, or at a later date as determined jointly by Ford and the Company, to negotiate the terms of an industrialization agreement (the “Industrialization Agreement”) [* * *]. Execution of the [* * *] in good faith commercially reasonable [* * *] terms, and subject to any applicable regulatory approval or clearance. [* * *] The Company and Ford hereby agree to continue to operate under their existing agreement for the joint development of solid state batteries for automotive applications, dated December 28, 2018 and as amended in Attachment A hereto (the “Ford JDA”), to collaborate on the Company’s technology and product roadmaps [* * *]. This Agreement hereby extends the completion date provided in Article 7 of the Ford JDA to [* * *] (the “Ford JDA Completion Date”) and amends the original Attachment A to the version attached hereto.

2.    [* * *]

3.    [* * *] License to Ford.

a.    [* * *]

b.    [* * *]

c.    The Company and Ford hereby agree that the sole purpose of the [* * *] is to enable Ford to receive [* * *]

4.    [* * *] Agreement. In accordance with this Section 1 and the Ford JDA, the Company shall use best efforts to engage Ford, its Affiliates, or [* * *]

5.    Additional Covenants.

a.    [* * *]

b.    Sections 3(b) and 3(c) of that Series A-1 Preferred Stock Side Letter dated December 28, 2018, are hereby amended and restated in their entirety, as follows:

(b)    Board Observer Rights. Until the Nomination Right Sunset Date, the Company shall invite one (1) representative of the Investor (a “Representative”), to attend all meetings of the Board and committees of the Board, in a nonvoting observer capacity and, in this respect, shall give the Representative copies of all notices, minutes, consents, and other material that it provides to its directors; provided, however, that the Company reserves the right to exclude the Representative from access to any material or meeting or portion thereof if the Company reasonably believes that such exclusion is necessary for competitive reasons or to preserve the attorney-client privilege. The Investor shall treat all information it learns through its rights as confidential. The foregoing requirements of confidentiality shall not apply to information that (i) through no fault of the Investor or the Representative, prior to or after the time of disclosure becomes part of the public knowledge; (ii) is pre-approved for release in writing by the Company; (iii) was or is developed by or for the Investor by employees or agents of the Investor who had not been exposed to such confidential information; or (iv) was or is rightfully received by the Investor from a third party under no obligation of confidentiality to the Company.

(c)    Termination. The Investor’s rights under this Section 3 shall terminate and be of no further force or effect upon the earlier of (i) as to such Investor, such time as less than [* * *] shares of Preferred Stock (or any security issuable or issued upon conversion or exchange thereof) (as appropriately adjusted for stock splits, stock dividends, recapitalizations, reclassifications, reorganizations, combinations and the like) of the Company are held by such Investor or its affiliates; (ii) [* * *]; (iii) the date of the closing of a Change of Control, if such closing occurs prior to a Public Company Event; (iv) as to such Investor, notice from such Investor that it relinquishes such rights; or (v) as to such Investor, as otherwise agreed by such Investor and the Company. The Investor’s obligations under this Section 3 shall terminate [* * *] after such Investor no longer has such rights pursuant to the terms of this Agreement or separate agreement or the parties, or after notice from such Investor that it relinquishes such rights.

6.    Confidentiality. The existence of this Agreement and the contents herein are strictly confidential and cannot be shared with anyone without the prior written consent of the non-disclosing party, unless required by law and subject to advance notice by the disclosing party with respect to such law.

7.    Publicity. In connection with the Financing, Ford and the Company shall issue a press release approved by both parties announcing the parties’ joint development initiative, provided, either Party, without the prior written consent of the other Party, may not use the other Party’s name, refer to the other party directly or indirectly in connection with Ford’s relationship with the Company, or disclose any terms or other information included in this Agreement in any communications, advertisement, news release or professional or trade publication, or in any other public manner, unless required by law (including, without limitation, any rule or regulation promulgated by the Securities Exchange Commission (“SEC”) or any other competent regulatory authority), provided further, the Company may identify Ford as an investor in the Company to other potential investors in the Company. [* * *]

8.    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, or (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day. All communications shall be sent to the respective parties at their contact info as set forth on the signature page, or to such e-mail address as subsequently modified by written notice given in accordance with this Section 7.

9.    Assignment. This Agreement may not be assigned in whole or in part by any party without the prior written consent of the other party; provided that Ford may assign this Agreement in whole or in part to any of its Affiliate(s).

10.    Term and Termination. This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with the terms of this Agreement and the Ford JDA, will continue until [* * *]. Notwithstanding the previous sentence, the obligations and rights that accrued in this Agreement including the Company’s obligations with respect to the [* * *] shall survive the termination or expiration of this Agreement, and be valid up to and until [* * *] are met in accordance with the Ford JDA [* * *] as provided for herein.

11.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to its conflict of law rules. The Parties acknowledge that the Industrialization Agreement and Licenses herein shall be conditional upon compliance with applicable laws and regulations.

12.    Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

13.    Amendment. This Agreement may not be amended or modified without the written consent of Ford and the Company, nor shall any waiver be effective against any party unless in writing and executed by such party.

14.    Counterparts. This Agreement may be executed in counterparts, including counterparts by portable document format (pdf).

[Signature Page Follows]

Very truly yours,

COMPANY:
SOLID POWER, INC.

By:	/s/ David B. Jansen
Name:	David B. Jansen
Title:	President

Email (for notice): [* * *]

AGREED AND ACCEPTED:

FORD MOTOR COMPANY

By:

Name:
Title:

Email (for notice):

[Signature Page to Series B Preferred Stock Financing Letter Agreement (Ford Motor Company)]

Very truly yours,

COMPANY:

SOLID POWER, INC.

By:
Name:
Title:

Email (for notice): [* * *]

AGREED AND ACCEPTED:

FORD MOTOR COMPANY

By:	/s/ Hau Thai-Tang
Name:	Hau Thai-Tang
Title:	Chief Product Platform and Operations Officer

Email (for notice): [* * *]

[Signature Page to Series B Preferred Stock Financing Letter Agreement (Ford Motor Company)]

ATTACHMENT A

[* * *]

A-1